CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 for Future Health Care of America File No. 333-182338 of our report dated June 22, 2012, relating to the December 31, 2011, 2010 and 2009 financial statements of Interim Health Care of Wyoming, Inc., which appears in such Form S-1.  We also consent to the reference to us under the heading "Experts".

/s/ GREGORY & ASSOCIATES, LLC

Salt Lake City, Utah

August 29, 2012